Gary M. Edelson Admitted in Pennsylvania & New York	123 South Broad Street Avenue of the Arts Philadelphia, PA 19109 Tel: 215-772-1500	Direct Dial:Fax: Email:	215-772-7264 215-731-3786 gedelson@mmwr.com

_____________________, 2013

CNI Charter Funds
400 N. Roxbury Drive
Beverly Hills, CA 90210

Rochdale Investment Trust
570 Lexington Avenue
New York, New York 10022

Re:	Tax Opinion

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated January ___, 2013 by and between CNI Charter Funds, a Delaware business trust (“CNI”) on behalf of four (4) of its series, the CNI Dividend and Income Fund, CNI Intermediate Fixed Income Fund, CNI Fixed Income Opportunities Fund and CNI Emerging Markets Fund (collectively the “Acquiring Funds,” and each an “Acquiring Fund”), and Rochdale Investment Trust, a Delaware statutory trust (“Rochdale”) on behalf of four (4) of its series, the Rochdale Dividend & Income Portfolio, Rochdale Intermediate Fixed Income Portfolio, Rochdale Fixed Income Opportunities Portfolio and Rochdale Emerging Markets Portfolio (collectively the “Acquired Funds,” and each an “Acquired Fund”).  The Agreement describes four reorganizations (collectively the “Reorganizations” and each a “Reorganization”) to occur as of the date of this letter pursuant to which each Acquiring Fund will acquire all of the assets of its corresponding Acquired Fund in exchange for Class N Shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, following which the Acquiring Fund Shares received by the Acquired Fund will be distributed by the Acquired Fund to its shareholders in liquidation and termination of the Acquired Fund.  This opinion as to certain U. S. federal income tax consequences of the Reorganizations is furnished to you pursuant to Section IX(e) of the Agreement.  Capitalized terms used in this opinion and not defined herein shall have the same meaning as they have in the Agreement.

Montgomery McCracken Walker & Rhoads LLP

CNI Charter Funds
Rochdale Investment Trust
________________, 2013

Each Acquired Fund is a series of Rochdale, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.  Shares of each Acquired Fund are redeemable at net asset value at each shareholder’s option.  Each Acquired Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

Each Acquiring Fund is a new series of CNI, which is registered under the 1940 Act as an open-end management investment company.  Acquiring Fund Shares of each Acquiring Fund are redeemable at net asset value at each shareholder’s option.  Each Acquiring Fund will elect to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For the purposes of this opinion, we have considered the Agreement, the prospectus/proxy statement of CNI dated February ___, 2013, and such other items as we have deemed necessary to render this opinion.  In addition, each of Rochdale, on behalf of the Acquired Funds, and CNI, on behalf of the Acquiring Funds, has provided us with a letter dated as of the date hereof (together, the “Representation Letters”) representing certain facts, occurrences and information upon which each of Rochdale, on behalf of the Acquired Funds, and CNI, on behalf of the Acquiring Funds, has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and other items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories and the proper execution of documents.  We have further assumed that (i) all the parties to the Agreement and all other documents examined by us have acted and will act, in accordance with the terms of such Agreement and documents, and that the Reorganizations will be consummated pursuant to the terms and conditions set forth in the Agreement without waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters are true and complete.

Based on and subject to the foregoing and subject to the final paragraph hereof, we are of the opinion that with respect to each Reorganization, for U. S. federal income tax purposes:

(i)        The transfer of the assets by the Acquired Fund and the assumption by the corresponding Acquiring Fund of the liabilities of the Acquired Fund in exchange for Acquiring Fund Shares of the corresponding Acquiring Fund and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund as provided in the Agreement will constitute a “Reorganization” within the meaning of Section 368(a)(1)(F) of the Code and with respect to each “Reorganization,” the Acquired Fund and the Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

Montgomery McCracken Walker & Rhoads LLP

CNI Charter Funds
Rochdale Investment Trust
________________, 2013

(ii)        In accordance with Sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by an Acquired Fund upon

(a) the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all liabilities of the Acquired Fund; or

(b) the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation.

(iii)        In accordance with Section 1032(a) of the Code, no gain or loss will be recognized by the Acquiring Fund upon receipt of the assets of the Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all liabilities of the Acquired Fund.

(iv)        In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of their shares of the Acquired Fund for the Acquiring Fund Shares.

(v)        In accordance with Section 358(a)(1) of the Code, the aggregate tax basis of the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor.

(vi)        In accordance with Section 362(a) of the Code, the tax basis in the hands of the Acquiring Fund of the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the transfer.

(vii)       In accordance with Section 1223(2) of the Code, the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which such assets were held by the Acquired Fund.

(viii)      In accordance with Section 1223(1) of the Code, the holding period for the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will include the period for which the shareholder held the Acquired Fund shares exchanged therefor, provided that the shareholder held such Acquired Fund shares as capital assets on the date of the exchange.

(ix)        The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code, and the regulations thereunder.

Montgomery McCracken Walker & Rhoads LLP

CNI Charter Funds
Rochdale Investment Trust
________________, 2013

Our opinion is based on the Code, Treasury Regulations, Internal Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion.  No ruling has been or will be obtained from the Internal Revenue Service as to the subject matter of this opinion and there can be no assurance that the Internal Revenue Service or court of law will concur with the opinion set forth above.  The legal authorities on which this opinion is based may be changed at any time.  Any such changes may be retroactively applied and could modify the opinions expressed above.

Very truly yours,

MONTGOMERY MCCRACKEN WALKER & RHOADS, LLP

THE ROCHDALE INVESTMENT TRUST
570 Lexington Avenue
New York, New York  10022-6837
(800) 245-9888

______________, 2013

Montgomery McCracken Walker & Rhoads, LLP
123 South Broad Street
Avenue of the Arts
Philadelphia, PA  19109

Re:
Agreement and Plan of Reorganization between CNI Charter Funds, a Delaware business trust (“CNI”) on behalf of four of its series, CNI Dividend & Income Fund, CNI Intermediate Fixed Income Fund, CNI Fixed Income Opportunities Fund and CNI Emerging Markets Fund (the “Acquiring Funds”), and Rochdale Investment Trust, a Delaware statutory trust (“Rochdale”) on behalf of four of its series, Rochdale Dividend & Income Portfolio, Rochdale Intermediate Fixed Income Portfolio, Rochdale Fixed Income Opportunities Portfolio and Rochdale Emerging Markets Portfolio (the “Acquired Funds”).

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Reorganization (the “Reorganization Agreement”) dated January 2013, between CNI, on behalf of each Acquiring Fund, and Rochdale, on behalf of each Acquired Fund, which sets forth the terms and conditions of the four (4) reorganizations (each, a “Reorganization” and collectively, the “Reorganizations”) pursuant to which each Acquiring Fund will acquire all the assets of the corresponding Acquired Fund in exchange for Class N Shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) and such Acquiring Fund will assume all the liabilities of the Acquired Fund; following which the Acquiring Fund Shares received by the Acquired Fund will be distributed by the Acquired Fund to its shareholders in liquidation and termination of the Acquired Fund.  All capitalized terms used herein without definition shall have the meaning set forth in the Reorganization Agreement unless otherwise specified, and all reference sections herein are to the Internal Revenue Code of 1986, as amended (the “Code”).

Rochdale submits this certificate to be relied upon by Montgomery McCracken Walker & Rhoads, LLP, in connection with its rendering of an opinion with respect to certain of the U. S. federal income tax consequences of the Reorganizations.  Rochdale hereby certifies that each of the following facts and representations is true, correct and complete on the date hereof and will be true, correct and complete on the date the Reorganizations are consummated (the “Effective Time”).

Rochdale acknowledges that the tax opinion of Montgomery McCracken Walker & Rhoads, LLP, is not to be relied upon if any of the facts and representations contained in this letter should prove to be inaccurate or incomplete in any material respect.

1.         Each Acquired Fund has qualified as a “regulated investment company” under Part 1 of Subchapter M of Subtitle A, Chapter 1, of the Code for each taxable year of its existence and intends to so qualify for its current taxable year.

2.         The shareholders of each Acquired Fund will receive solely Acquiring Fund Shares of the corresponding Acquiring Fund in the applicable Reorganization.

3.         The fair market value of the Acquiring Fund Shares received by each Acquired Fund shareholder in the applicable Reorganization will be approximately equal to the fair market value of the Acquired Fund shares surrendered by such shareholder in the exchange.

4.         Immediately following each Reorganization, the shareholders of the applicable Acquired Fund will own all of the outstanding Acquiring Fund Shares of the corresponding Acquiring Fund and will own such shares solely by reason of their ownership of Acquired Fund shares immediately prior to the transaction.

5.         Immediately following the Reorganizations, the shareholders of each Acquired Fund will hold shares of beneficial interest in the corresponding Acquiring Fund in the same percentages in which such shareholders previously held of shares of beneficial interest in the Acquired Fund.

6.         Immediately following the Reorganizations, each Acquiring Fund will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the applicable Reorganization, as those possessed by the corresponding Acquired Fund immediately prior to such Reorganization.  The assets used to pay expenses, and all redemptions and distributions (except for regular normal dividends and redemptions made in the ordinary course of Acquired Fund’s business as a series of an open-end investment company pursuant to Section 22(e) of the Investment Company Act of 1940 (the “1940 Act”)) made by Acquired Fund immediately preceding the Reorganization will, in the aggregate, be less than 1% of the fair market value of the net assets of the Acquired Fund immediately prior to the Reorganization.  There will be no dissenting shareholders.

7.         At the time of the Reorganizations, each Acquired Fund will have no outstanding warrants, options, convertible securities or any other type of right pursuant to which any person could acquire shares in such Acquired Fund.

8.          All liabilities to which Acquired Fund assets are subject at the time of the applicable Reorganization and all liabilities of such Acquired Fund that are properly treated as being assumed by the corresponding Acquiring Fund in the Reorganization (as determined under Code Section 357(d)), were incurred by such Acquired Fund in the ordinary course of its business and are associated with the assets transferred from the Acquired Fund to the corresponding Acquiring Fund.

9.         With respect to each Reorganization, City National Asset Management, Inc. and Rochdale Investment Management, LLC will pay all expenses incurred in connection with the Reorganization, except that each Acquiring Fund will pay any filing fees under the 1933 Act and state securities laws in connection with the Acquiring Fund Shares to be distributed to shareholders of the Acquired Fund.

10.       No Acquiring Fund owns, directly or indirectly, nor has any of them owned at any time during the past five years, directly or indirectly, any shares of the corresponding Acquired Fund.

11.       No Acquired Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

12.       None of the compensation to be paid by any Acquired Fund or its affiliates (including the corresponding Acquiring Fund after the date of the Transaction) to any shareholder-employee of the Acquired Fund is intended by the Acquired Fund as separate consideration for, or allocable to, any of his or her Acquired Fund Shares and none of the Acquiring Fund shares received by any such shareholder-employee in a Reorganization will be separate consideration for, or allocable to, any employment agreement or any covenant not to compete, and the compensation paid to any such shareholder-employee of the Acquired Fund will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

Very truly yours,

ROCHDALE INVESTMENT TRUST

BY:
Name:
Title:

CNI CHARTER FUNDS
400 North Roxbury Drive
Beverly Hills, California 90210
(888) 889-0799

______________, 2013

Montgomery McCracken Walker & Rhoads, LLP
123 South Broad Street
Avenue of the Arts
Philadelphia, PA  19109

Re:
Agreement and Plan of Reorganization between CNI Charter Funds, a Delaware business trust (“CNI”) on behalf of four of its series, CNI Dividend & Income Fund, CNI Intermediate Fixed Income Fund, CNI Fixed Income Opportunities Fund and CNI Emerging Markets Fund (the “Acquiring Funds”), and Rochdale Investment Trust, a Delaware statutory trust (“Rochdale”) on behalf of four of its series, Rochdale Dividend & Income Portfolio, Rochdale Intermediate Fixed Income Portfolio, Rochdale Fixed Income Opportunities Portfolio and Rochdale Emerging Markets Portfolio (the “Acquired Funds”).

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Reorganization (the “Reorganization Agreement”) dated January 2013, between CNI, on behalf of each Acquiring Fund, and Rochdale, on behalf of each Acquired Fund, which sets forth the terms and conditions of the four (4) reorganizations (each, a “Reorganization” and collectively, the “Reorganizations”) pursuant to which each Acquiring Fund will acquire all the assets of the corresponding Acquired Fund in exchange for Class N Shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) and such Acquiring Fund will assume all the liabilities of the Acquired Fund; following which the Acquiring Fund Shares received by the Acquired Fund will be distributed by the Acquired Fund to its shareholders in liquidation and termination of the Acquired Fund.  All capitalized terms used herein without definition shall have the meaning set forth in the Reorganization Agreement unless otherwise specified, and all reference sections herein are to the Internal Revenue Code of 1986, as amended (the “Code”).

CNI submits this certificate to be relied upon by Montgomery McCracken Walker & Rhoads, LLP, in connection with its rendering of an opinion with respect to certain of the U. S. federal income tax consequences of the Reorganizations.  CNI hereby certifies that each of the following facts and representations is true, correct and complete on the date hereof and will be true, correct and complete on the date the Reorganizations are consummated (the “Effective Time”).

CNI acknowledges that the tax opinion of Montgomery McCracken Walker & Rhoads, LLP, is not to be relied upon if any of the facts and representations contained in this letter should prove to be inaccurate or incomplete in any material respect.

1.         Each newly created Acquiring Fund will elect to be treated and intends to qualify as a “regulated investment company” under Part 1 of Subchapter M of Subtitle A, Chapter 1, of the Code for its taxable year including the date of the Reorganization.

2.         The shareholders of each Acquired Fund will receive solely Acquiring Fund Shares of the corresponding Acquiring Fund in the applicable Reorganization.

3.         The fair market value of the Acquiring Fund Shares received by each Acquired Fund shareholder in the applicable Reorganization will be approximately equal to the fair market value of the Acquired Fund shares surrendered by such shareholder in the exchange.

4.         Immediately following each Reorganization, the shareholders of the applicable Acquired Fund will own all of the outstanding Acquiring Fund Shares of the corresponding Acquiring Fund and will own such shares solely by reason of their ownership of Acquired Fund shares immediately prior to the transaction.

5.         Immediately following the Reorganizations, the shareholders of each Acquired Fund will hold shares of beneficial interest in the corresponding Acquiring Fund in the same percentages in which such shareholders previously held shares of beneficial interest in the Acquired Fund.

6.         Immediately following each Reorganization, each Acquiring Fund will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the applicable Reorganization, as those held by the corresponding Acquired Fund immediately prior to the Reorganization.  The assets used to pay expenses, and all redemptions and distributions (except for regular normal dividends and redemptions made in the ordinary course of Acquired Fund’s business as a series of an open-end investment company pursuant to Section 22(e) of the Investment Company Act of 1940 (the “1940 Act”)) made by Acquired Fund immediately preceding the Reorganization will, in the aggregate, be less than 1% of the fair market value of the net assets of the Acquired Fund immediately prior to the Reorganization.  There will be no dissenting shareholders.

7.         At all times prior to the acquisition of each Acquired Fund in the Reorganization:

(a)        The corresponding Acquiring Fund will not have been engaged in any business activity;

(b)        The corresponding Acquiring Fund will not have any federal income tax attributes described in Code Section 381(c); and

(c)        The corresponding Acquiring Fund will not hold more than a nominal  amount of assets, if such assets are required for the purposes of paying such Acquiring Fund’s incidental expenses or required in order to maintain its status as an entity under applicable state law or required to facilitate its organization.

8.         There is not and there has not been any plan or intention by any Acquiring Fund, any person related to such Acquiring Fund within the meaning of Treas. Reg. § 1.368-1(e)(4) (an “Acquiring Fund Affiliate”), or any partnership in which such Acquiring Fund or an Acquiring Fund Affiliate is a partner, to acquire or redeem any of the Acquiring Fund shares issued in the applicable Reorganization either directly or through any transaction, agreement or arrangement with any other person, other than redemptions that Acquiring Fund, in the ordinary course of its business as a series of an open-end investment company, makes when its shares are presented to it for redemption pursuant to Section 22(e) of the 1940 Act.

9.         Each Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the assets of the corresponding Acquired Fund acquired in the applicable Reorganization, except for dispositions made in the ordinary course of such Acquiring Fund’s business or in order to maintain such Acquiring Fund’s qualification as a regulated investment company under Section 851 of the Code.

10.       Following each Reorganization, the applicable Acquiring Fund will continue the historic business of the corresponding Acquired Fund or will use a significant portion of such Acquired Fund’s historic assets in carrying on its business as a series of an open-end investment company.

11.       With respect to each Reorganization, City National Asset Management, Inc. and Rochdale Investment Management, LLC will pay all expenses incurred in connection with the Reorganization, except that each Acquiring Fund will pay any filing fees under the 1933 Act and state securities laws in connection with the Acquiring Fund Shares to be distributed to shareholders of the Acquired Fund.

12.       None of the compensation to be paid by any Acquiring Fund or its affiliates to any shareholder-employee of the corresponding Acquired Fund is intended by the Acquiring Fund as separate consideration for, or allocable to, any of his or her Acquired Fund Shares and none of the Acquiring Fund shares received by any such shareholder-employee in a Reorganization will be separate consideration for, or allocable to, any employment agreement or any covenant not to compete, and the compensation paid to any such shareholder-employee of the Acquired Fund will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

Very truly yours,

CNI CHARTER FUNDS

BY:
Name:
Title: